                                                                     EXHIBIT 11



                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS




($ Millions)                                                                                   Fiscal Year Ended
                                                                        -----------------------------------------------------------
                                                                        January 29, January 31, January 25, January 26,  January 27
                                                                           1997      1996*         1995*       1994*        1993*
                                                                        -----------------------------------------------------------
I.  Earnings per common and common equivalent share:

    Income (loss) from continuing retail operations before
      extraordinary item and the effect of accounting changes             $  231     $(230)    $   96       $ (179)      $  745
    Less:  Series B and C convertible preferred shares dividend
     payment                                                                 -          (6)        (9)          (9)          (3)
                                                                        -----------------------------------------------------------
    (a)  Adjusted income (loss) from continuing retail operations before
             extraordinary item and the effect of accounting changes         231      (236)        87         (188)         742
    (b)  Discontinued operations including the effect of accounting
             changes, net of income taxes                                     (5)     (260)        83         (234)         196
    (c)  Gain (loss) on disposal of discontinued operations,
             net of income taxes                                            (446)      (30)       117         (520)         -
    (d)  Extraordinary item, net of income taxes                             -         (51)         -          (10)         -
    (e)  Effect of accounting changes, net of income taxes                   -          -           -          (31)         -
                                                                        -----------------------------------------------------------
    (f)  Adjusted net income (loss)  (1)                                  $ (220)    $(577)   $   287       $ (983)      $  938
                                                                        ===========================================================
    Weighted average common shares outstanding                             483.6     459.8      427.2        408.1        405.7
    Weighted average $3.41 Depositary Shares outstanding
      (each representing 1/4 share Series A conversion preferred)            -          -        29.2         46.0         46.0

    Stock Options:
      Common shares assumed issued                                          13.0       1.6        2.2         16.1         17.2
      Less:  common shares assumed repurchased                             (10.5)     (1.5)      (2.0)       (13.5)       (13.3)
                                                                        -----------------------------------------------------------
                                                                             2.5       0.1        0.2          2.6          3.9
                                                                        -----------------------------------------------------------
    (g)  Applicable common shares, as adjusted                             486.1     459.9      456.6        456.7        455.6
                                                                        ===========================================================
    Earnings per common and common equivalent share:

    Adjusted income (loss) from continuing retail operations before extraordinary item and the effect of accounting
             changes (a)/(g)                                              $ 0.48    $(0.51)    $ 0.19       $(0.41)      $ 1.63
    Discontinued operations including the effect of accounting
             changes, net of income taxes (b)/(g)                          (0.01)    (0.57)      0.19        (0.51)        0.43
    Gain (loss) on disposal of discontinued operations,
             net of income taxes (c)/(g)                                   (0.92)    (0.06)      0.25        (1.14)         -
    Extraordinary item, net of income taxes (d)/(g)                          -       (0.11)         -        (0.02)         -
    Effect of accounting changes, net of income taxes (e)/(g)                -          -           -        (0.07)         -
                                                                        -----------------------------------------------------------
    Net income (loss) (f)/(g)                                             $(0.45)   $(1.25)    $ 0.63       $(2.15)      $ 2.06
                                                                        ===========================================================


* Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) included an after-tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after-tax provision of $579 million or $1.27 per share for fiscal 1993 for store restructuring and other charges.

                                                                      EXHIBIT 11


                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS




($ Millions)                                                                                 Fiscal Year Ended
                                                                     ---------------------------------------------------------------
                                                                      January 29,  January 31,  January 25, January 26,  January 27,
                                                                         1997         1996*        1995*       1994*        1993*
                                                                     ---------------------------------------------------------------
II. Earnings per common and common equivalent share
    assuming full dilution:

    Income (loss) from continuing retail operations before
       extraordinary item and the effect of accounting changes           $  231       $ (230)      $   96       $ (179)      $  745
    Add: Dividend on Convertible Preferred, Net                              31          -            -            -            -
                                                                         ----------------------------------------------------------
    (h)  Adjusted Income (loss) from continuing retail operations before
            extraordinary item and the effect of accounting changes         262         (230)          96         (179)         745
    (i)  Discontinued operations including the effect of accounting
            changes, net of income taxes                                     (5)        (260)          83         (234)         196
    (j)  Gain (loss) on disposal of discontinued operations,
            net of income taxes                                            (446)         (30)         117         (520)         -
    (k)  Extraordinary item, net of income taxes                           -             (51)         -            (10)         -
    (l)  Effect of accounting changes, net of income taxes                 -             -            -            (31)         -
                                                                         ----------------------------------------------------------
    (m)  Adjusted net income (loss)  (1)                                 $ (189)      $ (571)      $  296       $ (974)      $  941
                                                                         ==========================================================
    Weighted average common shares outstanding                            483.6        459.8        427.2        408.1        405.7
    Weighted average $3.41 Depositary Shares outstanding
      (each representing 1/4 share Series A conversion preferred)          -             -           29.2         46.0         46.0
    Weighted average Series B and C convertible preferred shares
      outstanding                                                          -             -            9.7          8.0          1.7
    Weighted Average Trust Convertible Preferred                           41.4          -            -            -            -

    Stock Options:
     Common shares assumed issued                                          14.1          1.6          2.2         16.6         18.1
     Less:  common shares assumed repurchased                             (10.8)        (1.4)        (2.0)       (14.5)       (13.7)
                                                                         ----------------------------------------------------------
                                                                            3.3          0.2          0.2          2.1          4.4
                                                                         ----------------------------------------------------------
    (n)  Applicable common shares, as adjusted                            528.3        460.0        466.3        464.2        457.8
                                                                         ==========================================================
    Earnings per common and common equivalent share:

    Adjusted income (loss) from continuing retail operations before extraordinary item and the effect of accounting
            changes (h)/(n)                                              $ 0.50       $(0.50)      $ 0.21       $(0.39)      $ 1.63
    Discontinued operations including the effect of accounting
            changes, net of income taxes (i)/(n)                          (0.01)       (0.57)        0.17        (0.50)        0.42
    Gain (loss) on disposal of discontinued operations,
            net of income taxes (j)/(n)                                   (0.84)       (0.06)        0.25        (1.12)         -
    Extraordinary item, net of income taxes (k)/(n)                        -           (0.11)        -           (0.02)         -
    Effect of accounting changes, net of income taxes (l)/(n)              -           -             -           (0.07)         -
                                                                         ----------------------------------------------------------
    Net income (loss) (m)/(n)                                            $(0.35)      $(1.24)      $ 0.63       $(2.10)      $ 2.05
                                                                         ==========================================================
                                                                             (2)          (2)          (2)          (2)         (3)


*Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) included an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after tax provision of $579 million or $1.25 per share for fiscal 1993 for store restructuring and other charges.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)
(11) although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.